UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2010
Walter Investment Management Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, Florida	33607

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (813) 421-7605
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On January 25, 2009, Walter Investment Management Corp. (the “Company”) announced that it had entered into a contract of employment, effective January 22, 2009 (the “Agreement”), with Denmar J. Dixon, a member of the Company’s Board of Directors (the “Board”). Prior to entry into the Agreement, Mr. Dixon, a member of the Board since April 17, 2009, resigned his positions on the Audit, Compensation and Human Resources (the “Compensation Committee”) and Nominating and Corporate Governance Committees of Board. Mr. Dixon will remain a member of the Board with the title of Vice Chairman. Mr. Dixon will also hold the title of Executive Vice President of the Company responsible for business development, mergers and acquisitions, and capital markets reporting directly to Chairman of the Board and Chief Executive Officer, Mark O’Brien.
The compensation arrangements reached between Mr. Dixon and the Company will entitle Mr. Dixon to an annual base salary of $398,000, subject to periodic upward adjustments as may be approved by the Compensation Committee. Mr. Dixon will also have an annual target bonus of 100% of his base salary which may be increased to up to 200% of his base salary. The actual amount of Mr. Dixon’s annual bonus in any year will depend upon the achievement of corporate and individual objectives established annually by the Board and may be more or less than the target amount. Notwithstanding the foregoing, for 2010, Mr. Dixon will receive a minimum bonus of 25,556 restricted stock units (“RSUs”) corresponding to notional shares of common stock under the Company’s 2009 Long Term Equity Incentive Plan. In the event that Mr. Dixon’s actual bonus for 2010 exceeds $398,000, any excess above $398,000 will be paid to Mr. Dixon in cash. Mr. Dixon will also be eligible for participation in the Company’s retirement plan and in group life and health insurance programs generally applicable to executives in Tampa, Florida, a monthly auto allowance of $1,500, 30 days of annual vacation, reimbursement of relocation expenses (excluding the sale of the current residence), and reimbursement of reasonable out-of-pocket business expenses. Mr. Dixon will be entitled to participate in the Company’s long term incentive plan, with a targeted annual opportunity equal to $400,000 which is subject to annual adjustment by the Compensation Committee. In connection with this appointment, Mr. Dixon received (a) an equity award of 110,000 RSU’s that will vest ratably over three years and will settle on January 22, 2013; and (b) options to purchase 90,000 shares of common stock in the Company at an exercise price of $14.29 (representing the average of the high and low selling prices of Company stock on January 22, 2010), which options will vest on January 22, 2014 and an expire on January 22, 2020. Formal award agreements are in process and will be disclosed in a subsequent filing. In the event of any change of capitalization of the Company the number and class of RSU’s or options are subject to equitable adjustment in the Compensation Committee’s sole discretion to prevent dilution or enlargement of rights. In the event Mr. Dixon’s employment is terminated due to his death, retirement (with retirement eligibility arising upon reaching the age of 60 or having a combination of age and years of service with the Company exceeding 70), or disability (generally defined as inability or failure to perform the employee’s duties for a period of 90 consecutive days or 120 days during any 12 month period due to any physical or mental illness or impairment; or a determination by a medical doctor that the employee is unable to perform his or her duties due to physical or mental illness or impairment), Mr. Dixon would be entitled to (a) unpaid salary through the date of death, disability, or retirement, (b) any unpaid bonus for the year prior to the year in which the death or retirement occurred, (c) accrued but unused vacation, and (d) a pro rated annual bonus for the year in which the death or retirement occurred based on the portion of the year actually worked up to the time of separation and computed on actual annual performance. In addition, any unvested equity grants will vest. In the event the Company terminates Mr. Dixon’s employment other than for cause (defined generally as the commission of a felony arising from an act of fraud, embezzlement, or willful dishonesty in relation to the business or affairs of the Company, or any other felony which is materially injurious to the Company or its reputation or which compromises the employee’s ability to perform his or her job function or act as a representative of the Company; or a willful failure to attempt to substantially perform the employee’s duties), or Mr. Dixon terminates his employment due to an event of constructive termination (defined generally as a breach of the Agreement by the Company, a material diminution of position, duties, responsibility or pay, a purported termination by the Company for other than cause, or forced relocation of primary job location more than 50 miles from Tampa, Florida), then Mr. Dixon would be entitled to the severance described above (excluding the acceleration of vesting of unvested equity), plus the continuation of annual base salary, annual bonus and health benefits for a period of 18 months after termination. In order to be entitled to receive the severance summarized above, Mr. Dixon would be required to execute a general release of claims against the Company in the form attached to the Agreement. In addition, for a period of 18 months following any termination of employment, Mr. Dixon will be bound by non-competition and non-solicitation provisions.
A copy of the compensation arrangements entered into between the Company and Mr. Dixon is filed as Exhibit 99.1 to this Form 8-K. The foregoing summary is qualified in its entirety by reference to such exhibit.
On January 25, 2010, the Company issued a press release announcing the hiring of Denmar J. Dixon as Vice Chairman and Executive Vice President. A copy of the press release is attached hereto as Exhibit 99.2.
The information contained in Item 7.01, including Exhibits 99.1 and 99.2 shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01 Exhibits
(d) Exhibits

Exhibit
No.	Note	Description

99.1		Agreement dated January 22, 2010, between Denmar J. Dixon and Walter Investment Corp.
99.2		Press Release dated January 25, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.
Date: January 25, 2010	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary

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